EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of Kforce Inc. and subsidiaries (“Kforce”) and the effectiveness of Kforce’s internal control over financial reporting dated February 26, 2016, appearing in the Annual Report on Form 10-K of Kforce for the year ended December 31, 2015.
/s/ Deloitte & Touche LLP
Tampa, Florida
April 29, 2016